Registration No. 333-_____

As filed with the Securities and Exchange Commission on March 9, 2005

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PULTE HOMES, INC.

(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation or organization)	38-2766606 (I.R.S. Employer Identification No.)

100 Bloomfield Hills Parkway, Suite 300 Bloomfield Hills, Michigan ( Address of Principal Executive Offices)	48304 (Zip Code)

Pulte Homes, Inc. 2002 Stock Incentive Plan and
Pulte Homes, Inc. 2004 Stock Incentive Plan
(Full title of the plan)

David M. Sherbin, Esq.
Vice President, General Counsel and Secretary
Pulte Homes, Inc.
100 Bloomfield Hills Parkway, Suite 300
Bloomfield Hills, MI 48304
(Name and address of agent for service)

(248) 647-2750
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of		Proposed	Proposed
securities	Amount	maximum	maximum	Amount of
to be	to be	offering price	aggregate	registration
registered	registered	per share	offering price	fee
Common Stock (1)	12,000,000 shares (2)	$77.030 (3)	$924,360,000	$108,798.00

(1)	$.01 par value per share (the “Common Stock”).

(2)	This Registration Statement shall also cover any additional shares of Common Stock which become available for grant under the plan by reason of any stock dividend, stock split, recapitalization or similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.

(3)	Calculated pursuant to Rules 457(c) and (h)(1) under the Securities Act, solely for the purpose of computing the registration fee and, based on the average of the high and low prices of the Common Stock as traded on The New York Stock Exchange on March 2, 2005.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

     * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The documents listed below are incorporated by reference in this registration statement:

1. Annual Report of Pulte Homes, Inc. (“Pulte”) on Form 10-K for the fiscal year ended December 31, 2003, filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

2. Pulte’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004.

3. Pulte’s Current Reports on Form 8-K dated January 9, 2004, January 29, 2004, February 26, 2004, April 27, 2004, July 27, 2004, September 13, 2004, September 17, 2004, September 17, 2004, October 5, 2004, October 26, 2004, November 3, 2004, December 14, 2004, January 7, 2005 February 3, 2005, February 7, 2005 and March 1, 2005.

4. The description of Pulte’s Common Stock contained in Item 1 of Pulte’s Registration Statement on Form 8-A filed with the Commission on May 17, 1983, Item 4 of Pulte’s Registration Statement on Form 8-B filed with the Commission on May 16, 1985 and Item 4 of Pulte’s Registration Statement on Form 8-B filed with the Commission on December 18, 1987, each pursuant to Section 12 of the Exchange Act.

     All documents subsequently filed by Pulte pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated in this Registration Statement by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein by reference modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     None.

Item 6. Indemnification of Directors and Officers.

     Under Sections 561-571 of the Michigan Business Corporation Act, directors and officers of a Michigan corporation may be entitled to indemnification by the corporation against judgments, expenses, fines and amounts paid by the director or officer in settlement of claims brought against them by third persons or by or in the right of the corporation if those directors and officers acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation or its shareholders.

     Our Articles of Incorporation provide that our directors shall not be personally liable to Pulte or its shareholders for monetary damages for breach of the director’s fiduciary duty. However, these Articles do not eliminate or limit the liability of a director for any of the following: (i) a breach of the director’s duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law; (iii) a violation of Section 551(1) of the Michigan Business Corporation Act; (iv) a transaction from which the director derived an improper personal benefit; or (v) an act or omission occurring before the effective date of Article VIII of the Articles of Incorporation. In addition, our Bylaws generally provide that, Pulte shall, to the fullest extent authorized or permitted by the Michigan Business Corporation Act, (a) indemnify any person, and his or her heirs, personal representatives, executors, administrators and legal representatives, who was, is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of Pulte or is or was serving at the request of Pulte as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (collectively, “Covered Matters”); and (b) pay or reimburse the reasonable expenses incurred by such person and his or her heirs, executors, administrators and legal representatives in connection with any Covered Matter in advance of final disposition of such Covered Matter. The Corporation may provide such other indemnification to directors, officers, employees and agents by insurance, contract or otherwise as is permitted by law and authorized by the Board of Directors.

     We have obtained Directors’ and Officers’ liability insurance. The policy provides for $100 million in coverage including prior acts dating to our inception and liabilities under the Securities Act.

Item 7. Exemption from Registration Claimed.

     Not Applicable.

Item 8. Exhibits.

4.1	Articles of Incorporation of Pulte Homes, Inc., as amended (Incorporated by reference to Exhibit 3.1 to our Registration Statement on Form S-4, Registration No. 333-62518)

4.2	By-Laws, as amended, of Pulte Homes, Inc. (Incorporated by reference to Exhibit 3.1 of our Current Report on Form 8-K dated September 15, 2004)

4.3	Pulte Homes, Inc. 2002 Stock Incentive Plan (Incorporated by reference to our Proxy Statement dated April 3, 2002)

4.4	Pulte Homes, Inc. 2004 Stock Incentive Plan (Incorporated by reference to our Proxy Statement dated March 29, 2004)

5.	Opinion of Honigman Miller Schwartz and Cohn LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Honigman Miller Schwartz and Cohn LLP (included in the opinion filed as Exhibit 5 to this Registration Statement)

24	Power of Attorney (included after Pulte’s signature contained on page 6 of this Registration Statement)

Item 9. Undertakings.

     (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Pulte pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Pulte certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on March 9, 2005.

PULTE HOMES, INC.

By:	/s/ David M. Sherbin

David M. Sherbin
Vice President, General Counsel
and Secretary

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of PULTE HOMES, INC., a Michigan corporation (the “Company”), hereby constitutes and appoints Roger A. Cregg, Vincent J. Frees and David M. Sherbin, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, each with the power of substitution for him or her in any and all capacities, with full power and authority in said attorneys-in-fact and agents and in any one or more of them, to sign, execute and affix his seal thereto and file the proposed registration statement on Form S-8 to be filed by the Company under the Securities Act of 1933, as amended, which registration statement relates to the registration and issuance of the Company’s Common Stock, pursuant to the Pulte Homes, Inc. 2002 Stock Incentive Plan and the Pulte Homes, Inc. 2004 Stock Incentive Plan, and any of the documents to such registration statement; any and all amendments to such registration statement, including any amendment thereto changing the amount of securities for which registration is being sought, and any post-effective amendment, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority; granting unto said attorney, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in an about the premises in order to effectuate the personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ William J. Pulte
	Chairman of the Board of	March 9, 2005
William J. Pulte	Directors

/s/ Richard J. Dugas, Jr.
	President, Chief Executive Officer	March 9, 2005
Richard J. Dugas, Jr.	and Director
(Principal Executive Officer)

/s/ Roger A. Cregg
	Executive Vice President and	March 8, 2005
Roger A. Cregg	Chief Financial Officer
(Principal Financial Officer)

/s/ Vincent J. Frees
	Vice President and Controller	March 9, 2005
Vincent J. Frees	(Principal Accounting Officer)

	Director	March , 2005
D. Kent Anderson

/s/ Debra Kelly-Ennis
	Director	March 9, 2005
Debra Kelly-Ennis

/s/ David N. McCammon
	Director	March 9, 2005
David N. McCammon

	Director	March , 2005
Bernard W. Reznicek

/s/ Alan E. Schwartz
	Director	March 9, 2005
Alan E. Schwartz

/s/ Francis J. Sehn
	Director	March 9, 2005
Francis J. Sehn

	Director	March , 2005
John J. Shea

	Director	March , 2005
William B. Smith

INDEX TO EXHIBITS

Exhibit
Number	Exhibit

4.1	Articles of Incorporation of Pulte Homes, Inc., as amended (Incorporated by reference to Exhibit 3.1 to our Registration Statement on Form S-4, Registration No. 333-62518)

4.2	By-Laws, as amended, of Pulte Homes, Inc. (Incorporated by reference to Exhibit 3.1 of our Current Report on Form 8-K dated September 15, 2004)

4.3	Pulte Homes, Inc. 2002 Stock Incentive Plan (Incorporated by reference to our Proxy Statement dated April 3, 2002)

4.4	Pulte Homes, Inc. 2004 Stock Incentive Plan (Incorporated by reference to our Proxy Statement dated March 29, 2004)

5	Opinion of Honigman Miller Schwartz and Cohn LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Honigman Miller Schwartz and Cohn LLP (included in the opinion filed as Exhibit 5 to this Registration Statement) Exhibit 5 to this Registration Statement) Exhibit 5 to this Registration Statement)

24	Power of Attorney (included after Pulte’s signature contained on page 6 of this Registration Statement)